                                                                     EXHIBIT 23A
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        The consolidated balance sheets as of December 31, 1998 and 1997 and the consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 together with the report of independent public accountants contained on page 21 of the Company's Annual Report to Stockholders for the year ended December 31, 1998 are incorporated herein by reference.

        As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 18, 1999 included in this Form 10-K, into International Lottery & Totalizator Systems, Inc.'s previously filed Form S-8, No. 2-99618 , No. 33-34121, No. 33-34123, No.
33-79938, No. 33-69008, and Form S-3 No. 33-78194.



                                      /s/ ARTHUR ANDERSEN LLP


San Diego, California
March 26, 1999